FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

JUNE 30, 2007

TABLE OF CONTENTS

1.	Second Quarter 2007 Earnings Press Release	3

2.	Financial Highlights

	Summarized Income Statements	8

	Summarized Balance Sheets	9

	Funds From Operations / Summary of Capital Expenditures	10

	Market Data	11

	Components of Rental Income	12

3.	Summary of Debt

	Summary of Outstanding Debt and Capital Lease Obligations	13

	Summary of Debt Maturities	14

4.	Summary of Redevelopment Opportunities	15

5.	2007 Significant Acquisitions and Dispositions	16

6.	Real Estate Status Report	17

7.	Retail Leasing Summary	20

8.	Lease Expirations	21

9.	Portfolio Leased Statistics	22

10.	Summary of Top 25 Tenants	23

11.	Reconciliation of Net Income to FFO Guidance	24

12.	Joint Venture Disclosure

	Summarized Income Statements and Balance Sheets	26

	Summary of Outstanding Debt and Debt Maturities	27

	Current Year Acquisitions and Dispositions	28

	Real Estate Status Report	29

13.	Glossary of Terms	30

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 1, 2007, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;
•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;
•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;
•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2007.

Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Vikki Kayne
Senior Vice President,	Vice President,
Capital Markets & Investor Relations	Marketing & Corporate Communications
301/998-8166	301/998-8178
ablocher@federalrealty.com	vkayne@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES SECOND QUARTER 2007

OPERATING RESULTS

- Common Dividend Increased for 40th Consecutive Year -

ROCKVILLE, Md. (August 1, 2007) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2007.

•

Funds from operations available for common shareholders (FFO) per diluted share was $0.91 and earnings per diluted common share was $0.47 for the quarter ended June 30, 2007, versus $0.83 and $0.66, respectively, for second quarter 2006.

•	FFO per diluted share was $1.79 and earnings per diluted common share was $0.88 for the six months ended June 30, 2007, versus $1.64 and $1.19, respectively, for the six months ended June 30, 2006.

•	When compared to second quarter 2006, same-center property operating income increased 5.8% including redevelopments and expansions, and 3.7% excluding redevelopments and expansions.

•	Rent increases on lease rollovers for retail space for which there was a prior tenant were 19% on a cash-basis and 29% on a GAAP-basis for the quarter ended June 30, 2007.

•	The Trust’s portfolio was 96.1% leased and 94.7% occupied as of June 30, 2007.

•	Federal Realty increased its common dividend for the 40th consecutive year from an annualized rate of $2.30 per share to $2.44 per share, a 6.1% increase.

•	Guidance for 2007 FFO per diluted share was narrowed to a range of $3.62 to $3.65.

Financial Results

In second quarter 2007, Federal Realty reported FFO of $51.9 million, or $0.91 per diluted share. This compares to FFO of $44.6 million, or $0.83 per diluted share, reported in second quarter 2006. For the six months ended June 30, 2007, Federal Realty reported FFO of $101.5 million, or $1.79 per diluted share compared to FFO of $88.0 million, or $1.64 per diluted share, for the same six-month period in 2006.

Net income available for common shareholders was $26.6 million and earnings per diluted common share was $0.47 for the quarter ended June 30, 2007, versus $35.4 million and $0.66, respectively, for second quarter 2006. Year-to-date, Federal Realty reported net income available for common shareholders of $49.7 million, or $0.88 per diluted

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2007 OPERATING RESULTS

August 1, 2007

share. This compares to net income available for common shareholders of $63.5 million, or $1.19 per diluted share, for the six months ended June 30, 2006. The declines in net income available for common shareholders reflect a decrease in gain on sale of real estate for the comparative periods of 2007 versus 2006 of $13.2 million ($0.25 per diluted share) for the second quarter, and $21.9 million ($0.41 per diluted share) on a year-to-date basis.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

On a same-center basis, including redevelopments and expansions, property operating income increased 5.8% over second quarter 2006. When redevelopments and expansions are excluded from the same-center results, property operating income increased 3.7% from second quarter 2006.

Overall, the Trust’s portfolio was 96.1% leased and 94.7% occupied as of June 30, 2007, compared to 96.7% and 94.7%, respectively, on June 30, 2006. Federal Realty’s same-center portfolio was 96.4% leased and 95.8% occupied on June 30, 2007, compared to 97.7% and 96.2%, respectively, on June 30, 2006.

During second quarter 2006, the Trust signed 90 leases for approximately 378,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 341,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 19%. The average contractual rent on this comparable space for the first year of the new lease is $26.70 per square foot compared to the average contractual rent of $22.52 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 29% for second quarter 2007. As of June 30, 2007, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio is $19.51 per square foot.

“Our strong and consistent operating performance is a continuing confirmation of the quality of our real estate and operating platform,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2007 OPERATING RESULTS

August 1, 2007

Chief Financial Officer Succession

Federal Realty announced that Joseph Squeri will join the Trust on October 1, 2007, and will succeed Larry Finger as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Squeri served in a variety of positions at Choice Hotels International, from 1997 through 2007, including chief financial officer beginning in 1999, and then more significant operations roles culminating in his position as president and chief operating officer. Prior to his experience at Choice Hotels, Joseph held positions at Arthur Andersen and The Carlyle Group, a leading investment firm in Washington, DC. Mr. Squeri is a graduate of the University of Virginia, and is a certified public accountant.

“We’re extremely pleased to have attracted someone with the operating and financial experience and proven track record that Joe possesses,” commented Donald Wood. “The transition period from October of this year through Larry’s retirement in March 2008, allows us to optimize the impact that Joe can have on our business after working along side Larry and the rest of our senior operating team.”

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees increased the regular dividend on its common shares, declaring a regular quarterly cash dividend of $0.61 per share on its common shares, resulting in an indicated annual rate of $2.44 per share, an increase of $0.14 annually or 6.1%. The regular common dividend will be payable on October 15, 2007, to common shareholders of record as of September 21, 2007.

This increase represents the 40th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.

“We are thrilled to be increasing our common dividend rate for the 40th consecutive year,” said Andrew Blocher, senior vice president, capital markets and investor relations. “Our dividend record is a testament to the ability of the Trust’s high quality real estate to produce consistent results over a sustained time period despite volatility in the market and the economy.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2007 OPERATING RESULTS

August 1, 2007

Guidance

Federal Realty’s guidance for 2007 FFO per diluted share was narrowed to a range of $3.62 to $3.65, and its 2007 earnings per diluted common share guidance increased to a range of $2.12 to $2.15.

Summary of Other Quarterly Activities and Recent Developments

•

June 4, 2007 – Federal Realty acquired Shoppers’ World, a 169,000 square foot Whole Foods-anchored neighborhood shopping center located on U.S. 29 in Charlottesville, Virginia, in an off-market transaction from a private owner. This acquisition further enhances Federal Realty’s ownership in Charlottesville, Virginia, as the Trust now owns and operates 650,000 square feet of retail space.

•

June 25, 2007- Federal Realty completed the sale of three non-core properties in suburban New England for $63.0 million. All three properties – Riverside Plaza and Key Road Plaza in Keene, N.H., and Bath Shopping Center in Bath, Maine—were acquired in August 2006 to facilitate the purchase of $150 million of high-quality assets in the Boston metropolitan area. The $63.0 million sales price for the three properties generated a book gain of approximately $2 million.

•

July 17, 2007 – Federal Realty announced that Warren M. Thompson, president and chairman of Thompson Hospitality Corporation, was nominated and appointed to serve on Federal Realty’s board of trustees. Mr. Thompson’s term will run until the Trust’s annual meeting of shareholders in May 2008, and he will serve on the Trust’s audit committee and nominating and corporate governance committee.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2007 earnings conference call, which is scheduled for August 2, 2007, at 11 a.m. Eastern Daylight Time. To participate, please call (866) 383-8119 five to ten minutes prior to the call’s start time and use the passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through August 31, 2007, by dialing (888) 286-8010 and entering the passcode 24455828.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 19.5 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30%

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2007 OPERATING RESULTS

August 1, 2007

interest. Our operating portfolio (excluding joint venture properties) was 96.1% leased to national, regional, and local retailers as of June 30, 2007, with no single tenant accounting for more than approximately 2.9% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 40 consecutive years, the longest record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 1, 2007 and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed March 1, 2007.

Federal Realty Investment Trust

Summarized Income Statements

June 30, 2007

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$119,920	$105,329	$237,096	$210,302
Other property income	2,557	1,866	4,995	3,960
Mortgage interest income	1,127	1,349	2,257	2,671

	123,604	108,544	244,348	216,933

Expenses
Rental	24,370	20,305	49,498	42,473
Real estate taxes	11,991	10,503	23,335	21,049
General and administrative	6,036	4,981	11,640	9,483
Depreciation and amortization	26,526	24,176	52,472	48,087

	68,923	59,965	136,945	121,092

Operating income	54,681	48,579	107,403	95,841
Other interest income	330	331	680	593
Interest expense	(29,728)	(24,754)	(59,044)	(49,034)
Income from real estate partnership	363	190	647	338

Income from continuing operations before minority interests	25,646	24,346	49,686	47,738
Minority interests	(1,384)	(1,324)	(2,681)	(2,397)

Income from continuing operations	24,262	23,022	47,005	45,341
Discontinued operations
Income from discontinued operations	607	200	1,000	175
Gain on sale of real estate from discontinued operations	1,849	7,593	1,849	16,330

Results from discontinued operations	2,456	7,793	2,849	16,505

Income before gain on sale of real estate	26,718	30,815	49,854	61,846
Gain on sale of real estate	—	7,441	—	7,441

Net income	26,718	38,256	49,854	69,287
Dividends on preferred stock	(135)	(2,869)	(171)	(5,738)

Net income available for common shareholders	$26,583	$35,387	$49,683	$63,549

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.43	$0.38	$0.84	$0.75
Discontinued operations	0.04	0.15	0.05	0.31
Gain on sale of real estate	—	0.14	—	0.14

	$0.47	$0.67	$0.89	$1.20

Weighted average number of common shares, basic	56,168	52,842	55,797	52,789

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.43	$0.38	$0.83	$0.74
Discontinued operations	0.04	0.14	0.05	0.31
Gain on sale of real estate	—	0.14	—	0.14

	$0.47	$0.66	$0.88	$1.19

Weighted average number of common shares, diluted	56,591	53,315	56,258	53,287

Federal Realty Investment Trust

Summarized Balance Sheets

June 30, 2007

	June 30, 2007	December 31, 2006
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating	$3,316,513	$3,025,210
Construction-in-progress	109,215	99,774
Assets held for sale (discontinued operations)	15,987	79,274

	3,441,715	3,204,258
Less accumulated depreciation and amortization	(785,291)	(740,507)

Net real estate	2,656,424	2,463,751
Cash and cash equivalents	11,718	11,495
Accounts and notes receivable	52,753	47,493
Mortgage notes receivable	40,775	40,756
Investment in real estate partnership	30,191	10,322
Prepaid expenses and other assets	109,294	114,789

TOTAL ASSETS	$2,901,155	$2,688,606

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Obligations under capital leases and mortgages payable	$528,002	$460,398
Notes payable, including revolving credit facility	157,925	109,024
Senior notes and debentures	1,127,548	1,127,508
Accounts payable and other liabilities	184,693	185,407

Total liabilities	1,998,168	1,882,337
Minority interests	38,033	22,191
Shareholders’ equity
Preferred stock	9,997	—
Common shares and other shareholders’ equity	854,957	784,078

Total shareholders’ equity	864,954	784,078

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,901,155	$2,688,606

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

June 30, 2007

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$26,718	$38,256	$49,854	$69,287
Gain on sale of real estate	(1,849)	(15,034)	(1,849)	(23,771)
Depreciation and amortization of real estate assets	24,317	22,010	48,259	43,884
Amortization of initial direct costs of leases	2,107	1,825	4,177	3,564
Depreciation of real estate partnership assets	323	151	591	315

Funds from operations	51,616	47,208	101,032	93,279
Dividends on preferred stock	(135)	(2,869)	(171)	(5,738)
Income attributable to operating partnership units	399	245	644	478

FFO	$51,880	$44,584	$101,505	$88,019

FFO per diluted share	$0.91	$0.83	$1.79	$1.64

Weighted average number of common shares, diluted	57,149	53,710	56,750	53,688

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$33,991	$17,685	$55,342	$38,743
Tenant improvements and incentives	3,701	4,521	6,734	6,454

Total non-maintenance capital expenditures	37,692	22,206	62,076	45,197
Maintenance capital expenditures	1,946	792	3,099	1,007

Total capital expenditures	$39,638	$22,998	$65,175	$46,204

Dividends and Payout Ratios
Regular common dividends declared	$32,422	$29,451	$64,805	$58,882
Special common dividends declared (2)	—	—	—	10,606

Common dividends declared	$32,422	$29,451	$64,805	$69,488

Dividend payout ratio as a percentage of FFO (excluding special dividends) (2)	62%	66%	64%	67%

Notes:

(1)	See Glossary of Terms. FFO available for common shareholders excludes the gain on sale of condominiums at Santana Row.

(2)	The sale of condominiums at Santana Row resulted in special dividends in the first quarter of 2006.

Federal Realty Investment Trust

Market Data

June 30, 2007

	June 30, 2007	June 30, 2006
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	56,387	53,065
Market price per common share	$77.26	$70.00

Common equity market capitalization	$4,356,460	$3,714,550

Series 1 preferred shares outstanding (2)	400	—
Liquidation price per Series 1 preferred share	$25.00	$—

Series 1 preferred equity market capitalization	$10,000	$—
Series B preferred shares outstanding (3)	—	5,400
Market price per Series B preferred share	$—	$25.47

Series B preferred equity market capitalization	$—	$137,538

Preferred equity market capitalization	$10,000	$137,538

Equity market capitalization	$4,366,460	$3,852,088
Total debt (4)	1,813,475	1,393,766

Total market capitalization	$6,179,935	$5,245,854

Total debt to market capitalization at then current market price	29%	27%
Total debt to market capitalization at constant common share price of $70.00	31%	27%
Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	91%	85%
Variable rate debt	9%	15%

	100%	100%

Notes:

(1)	Consists of 57,873,340 shares issued net of 1,486,803 shares held in Treasury as of June 30, 2007. As of June 30, 2006, consists of 54,546,427 shares issued net of 1,481,189 shares held in Treasury. Amounts do not include 557,694 and 402,210 Operating Partnership Units outstanding at June 30, 2007 and 2006, respectively.

(2)	These shares, issued March 8, 2007, are unregistered.

(3)	On November 27, 2006, the Trust redeemed the Series B preferred shares.

(4)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $24.5 million which is the Trust’s 30% share of the total $81.6 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

June 30, 2007

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial properties (1)	$90,875	$80,054	$177,610	$158,955
Residential (2)	3,733	3,120	7,342	5,614
Cost reimbursements	22,121	19,429	45,668	39,834
Percentage rents	1,700	1,216	3,652	3,150
Other rental income	1,491	1,510	2,824	2,749

Total rental income	$119,920	$105,329	$237,096	$210,302

Notes:

(1)	Minimum rents include $2.7 million and $1.7 million for the three months ended June 30, 2007 and 2006, respectively, and $4.7 million and $3.1 million for the six months ended June 30, 2007 and 2006, respectively, to recognize minimum rents on a straight-line basis as required by GAAP. In addition, minimum rents include $0.4 million and $0.5 million for the three months ended June 30, 2007 and 2006, respectively, and $1.2 million and $1.0 million for the six months ended June 30, 2007 and 2006, respectively, to recognize income from the amortization of in-place leases in accordance with SFAS 141.

(2)	Residential minimum rents consist of the entire rental amounts at Rollingwood Apartments, the Crest at Congressional Apartments and the residential units at Santana Row.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

June 30, 2007

	Maturity date	Stated Interest rate as of June 30, 2007			Balance as of June 30, 2007
					(in thousands)
Mortgage loans (a)
Secured fixed rate
Leesburg Plaza	10/01/08	6.510%			$9,696
164 E Houston Street	10/06/08	7.500%			73
White Marsh Other	12/31/08	6.060%			1,170
Mercer Mall	04/01/09	8.375%			4,476
Federal Plaza	06/01/11	6.750%			33,929
Tysons Station	09/01/11	7.400%			6,293
White Marsh Plaza	04/01/13	6.040%	(b	)	10,469
Crow Canyon	08/11/13	5.400%			21,767
Melville Mall	09/01/14	5.250%	(c	)	25,403
THE AVENUE at White Marsh	01/01/15	5.460%			61,524
Barracks Road	11/01/15	7.950%			42,307
Hauppauge	11/01/15	7.950%			15,949
Lawrence Park	11/01/15	7.950%			29,987
Wildwood	11/01/15	7.950%			26,358
Wynnewood	11/01/15	7.950%			30,560
Brick Plaza	11/01/15	7.415%			31,384
Shoppers’ World	01/31/21	5.910%			6,049
Mount Vernon	04/15/28	5.660%	(d	)	12,117
Chelsea	01/15/31	5.360%			8,318

Subtotal					377,829
Net unamortized discount					(640)

Total mortgage loans					377,189

Notes payable
Unsecured fixed rate
Perring Plaza renovation	01/31/13	10.000%			1,525
Unsecured variable rate
Revolving credit facility	07/27/10	LIBOR + .425%	(e	)	147,000
Escondido (municipal bonds)	10/01/16	3.730%	(f	)	9,400

Total notes payable					157,925

Senior notes and debentures
Unsecured fixed rate
6.125% notes	11/15/07	6.325%	(g	)	150,000
8.75% notes	12/01/09	8.750%			175,000
4.50% notes	02/15/11	4.500%			75,000
6.00% notes	07/15/12	6.000%			175,000
5.40% notes	12/01/13	5.400%			135,000
5.65% notes	06/01/16	5.650%			125,000
6.20% notes	01/15/17	6.200%			200,000
7.48% debentures	08/15/26	7.480%	(h	)	50,000
6.82% medium term notes	08/01/27	6.820%			40,000

Subtotal					1,125,000
Net unamortized premium					2,548

Total senior notes and debentures					1,127,548

Capital lease obligations
Various	Various through 2106	Various	(i	)	150,813

Total debt and capital lease obligations					$1,813,475

			Weighted average effective rate at June 30, 2007 (j)
Total fixed rate debt and capital lease obligations	$1,657,075	91%	6.79%
Total variable rate debt	156,400	9%	5.67%

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS	$1,813,475	100%	6.70%

	Three months ended June 30,				Six months ended June 30,
	2007		2006		2007		2006
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.55	x	3.02	x	2.50	x	2.90	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.49	x	2.50	x	2.48	x	2.49	x

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($24.5 million) of the $81.6 million debt of the partnership with Clarion Lion Properties Fund.

(b)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only note of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.

(c)	The Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Because the Trust controls this property and retains substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not a legal obligation of the Trust.

(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.

(e)	The weighted average effective rate, before amortization of debt fees, was 5.7% for the six and three months ended June 30, 2007.

(f)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.

(g)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.

(h)	On August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.

(i)	The average annualized interest rate on capital lease obligations for the six months ending June 30, 2007 is 9.08% excluding performance-based rent and 12.40% including performance-based rent.

(j)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, and excludes performance-based rent on capital lease obligations.

(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes $1.8 million in gain on sale for the three and six months ended June 30, 2007 and $15.0 million and $23.8 million in gain on sale for the three and six months ended June 30, 2006. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

June 30, 2007

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
	(in thousands)	(in thousands)	(in thousands)
2007	$3,608	$150,000	$153,608		8.5%	8.5%
2008	8,485	10,651	19,136		1.1%	9.6%
2009	8,927	179,349	188,276		10.4%	20.0%
2010	9,556	147,000	156,556	(1)	8.6%	28.6%
2011	9,788	112,252	122,040		6.7%	35.3%
2012	9,959	175,000	184,959		10.2%	45.5%
2013	9,831	163,045	172,876		9.5%	55.0%
2014	9,859	20,127	29,986		1.7%	56.7%
2015	7,691	198,391	206,082		11.4%	68.1%
2016	3,822	134,400	138,222		7.6%	75.7%
Thereafter	146,150	293,676	439,826		24.3%	100.0%

Total	$227,676	$1,583,891	$1,811,567	(2)	100.0%

Notes:

(1)	Maturities in 2010 include $147.0 million drawn under the Trust’s $300 million four-year revolving credit facility. This credit facility is subject to a one-year extension at our option.

(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain senior notes, debentures and mortgage payables.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

June 30, 2007

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2007 (3)
Rockville Town Square	Rockville, MD	Ground floor retail as part of urban mixed-use development (by others)	14%	$40	$29
Mercer Mall	Lawrenceville, NJ	Demolish, redevelop, re-tenanting plus acquisition and redevelopment of adjacent land parcel	11%	26	21
Willow Lawn	Richmond, VA	Anchor re-tenanting, small shop demolition, façade renovation, and site improvements	9%	19	17
Loehmann’s Plaza	Falls Church, VA	Grocer expansion, anchor relocation, façade renovation and site improvements	14%	12	10
Village of Shirlington - Phase II	Arlington, VA	Ground floor retail and parking garage as part of urban mixed-use development (by others)	12%	8	8
Leesburg Plaza - Pads	Leesburg, VA	Two new retail buildings and a bank pad site will be added	13%	5	2

Subtotal: Projects Anticipated to Stabilize in 2007 (3) (4)			12%	$110	$87

Projects Anticipated to Stabilize in 2008 (3)
Arlington East	Bethesda, MD	Ground floor retail, four levels of residential units above retail, two levels of below grade parking	9%	$74	$40
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	16	13
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	15%	7	<1

Subtotal: Projects Anticipated to Stabilize in 2008 (3) (4)			10%	$97	$54

Total: Projects Anticipated to Stabilize in 2007 and 2008 (3) (4)			11%	$207	$141

Potential future redevelopment pipeline includes (5):

Property	Location	Opportunity
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Westgate	San Jose, CA	Center redevelopment
Eastgate	Chapel Hill, NC	Center redevelopment including new grocery anchor, façade renovation and site improvements
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop demolition, new retail building, façade renovation, and site improvements
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Santana Row	San Jose, CA	Future phases of mixed-use development
Assembly Square	Sommerville, MA	Potential substantial transit oriented mixed-use development
Bethesda Row	Bethesda, MD	Anchor re-tenanting and modifications of recently acquired building on Hampden Lane
Courthouse Center	Rockville, MD	Center redevelopment adjacent to Rockville Town Square

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.

(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mercer Mall (property acquired on the basis of redevelopment potential) is calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.

(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

2007 Significant Acquisitions and Dispositions

Through June 30, 2007

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
				(in millions)
February 28, 2007	Crow Canyon Crest	San Ramon, CA	17,000	$10.9
March 8, 2007	White Marsh Portfolio:	White Marsh, MD		189.4	(1)	Loews Theatre, Barnes & Noble, A.C. Moore, Old Navy, Staples, Giant Food
	THE AVENUE at White Marsh		296,000
	White Marsh Plaza		79,000
	The Shoppes at Nottingham Square		186,000
	White Marsh Other		53,000
May 30, 2007	Shoppers’ World	Charlottesville, VA	169,000	27.2	(2)	Whole Foods, Advance Auto, Staples

	Total		800,000	$227.5

Federal Realty Investment Trust Dispositions

Date	Property	City / State	GLA	Sales price
				(in millions)
April 5, 2007	Bath Shopping Center	Bath, ME	101,000	$21.8
June 20, 2007	Key Road Plaza	Keene, NH	76,000	15.3
June 20, 2007	Riverside Plaza	Keene, NH	218,000	25.9

	Total		395,000	$63.0

Notes:

(1)	The acquisition also included ground leases covering approximately 50,000 square feet of office space and a hotel, which are not included in the GLA. The White Marsh portfolio was purchased using a combination of common and convertible preferred stock, down REIT units, and the assumption of fixed rate debt through a merger with Nottingham Properties, Inc.

(2)	This property is currently held with a Section 1031 exchange agent for potential “reverse” exchange for which we have identified a replacement property. Since we control the property and retain all of the economic benefits and risks associated with it, we consolidate the property and its operations as of June 30, 2007.

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2007

Property Name		MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
East Region
Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD-VA	1993-2006	$132,719	$12,576	477,000	95%	40,000	Giant Food	Barnes & Noble / Landmark Theater / Washington Sports Club
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	68,348		338,000	91%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center	(6)	Washington, DC-MD-VA	1997	4,599		37,000	100%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,514		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,100	33,929	247,000	99%			TJ Maxx / Micro Center / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,314		119,000	100%			Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	23,827		209,000	99%			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,498		73,000	98%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	46,234		386,000	99%	61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	32,785	9,696	235,000	99%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	30,294		250,000	99%			Bally’s / Loehmann’s
Mid-Pike Plaza	(7)	Washington, DC-MD-VA	1982	17,933	10,041	309,000	100%			Linens ‘n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	76,322	12,117	566,000	97%	62,000	S hoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,396		92,000	100%	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	27,625		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1999	87,978		296,000	100%	45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7		Washington, DC-MD-VA	1997	33,910		164,000	100%			Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	20,100		253,000	100%	24,000	Magruders	Circuit City / Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	22,906		177,000	100%
Rollingwood Apartments		Washington, DC-MD-VA	1971	6,896		N/A	99%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,217		49,000	96%			Petco
Tower		Washington, DC-MD-VA	1998	19,718		112,000	73%			Virginia Fine Wine / Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,456	6,293	50,000	100%			Trader Joes
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	42,079	3,881	216,000	98%			AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,506	26,358	85,000	98%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		855,274		5,111,000	97%
New York / New Jersey
Allwood	(7)	Bergen-Passaic, NJ	1988	3,885	3,040	50,000	100%	50,000	Stop & Shop
Blue Star	(7)	Middlesex-Somerset-Hunterdon, NJ	1988	37,533	23,204	410,000	98%	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza		Monmouth-Ocean, NJ	1989	56,037	31,384	409,000	100%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Brunswick	(7)	Middlesex-Somerset-Hunterdon, NJ	1988	22,600	9,660	303,000	99%	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton	(7)	Bergen-Passaic, NJ	1988	5,019	2,827	80,000	100%			Drug Fair / Dollar Express
Forest Hills		New York, NY	1997	24,055		85,000	100%			Midway Theatre / Duane Reade / Gap
Fresh Meadows		New York, NY	1997	67,935		403,000	95%	15,000	Associated Food Stores	Filene’s Basement / Kohl’s / AMC Loews
Hamilton	(7)	Trenton, NJ	1988	7,663	4,191	190,000	69%	53,000	Shop Rite	AC Moore
Hauppauge		Nassau-Suffolk, NY	1998	27,400	15,949	133,000	100%	61,000	Shop Rite	AC Moore
Huntington	(7)	Nassau-Suffolk, NY	1988	21,364	12,403	279,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	68,504	25,403	248,000	100%	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(7)	Trenton, NJ	2003	102,749	57,368	501,000	99%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers	(7)	Middlesex-Somerset-Hunterdon, NJ	1988	17,519	11,190	267,000	91%	74,000	Stop & Shop	Kmart
Troy		Newark, NJ	1980	21,598		202,000	88%	64,000	Pathmark	AC Moore / Toys R Us

		Total New York / New Jersey		483,861		3,560,000	96%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,025		267,000	100%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	26,258		280,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	26,895		267,000	89%	47,000	Genuardi’s	Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,672		111,000	100%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	9,666		181,000	98%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	18,409		216,000	99%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,066	29,987	353,000	100%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	22,437		287,000	86%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	13,911		125,000	86%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	26,772		215,000	100%			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	36,023	30,560	255,000	98%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		244,134		2,557,000	96%
New England
Assembly Square/Sturtevant Street		Boston-Cambridge-Quincy, MA-NH	2005-2006	118,525		554,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2007	20,634	8,318	196,000	91%	16,000	Sav-A-Lot	Home Depot

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2007

Property Name		MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	29,876		241,000	91%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006-2007	123,738		146,000	97%	33,000	Roche Brothers Supermarkets	Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	27,210		183,000	100%	48,000	Stop & Shop	Lowe’s Home Center
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,017		149,000	98%	50,000	Victory Supermarket	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,597		171,000	94%	55,000	Super Stop & Shop	Kmart

		Total New England		348,597		1,640,000	96%
Baltimore
Governor Plaza		Baltimore, MD	1985	21,575		269,000	91%	16,500	Aldi	Bally’s / Office Depot
Perring Plaza		Baltimore, MD	1985	26,408		402,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(9,10)	Baltimore, MD	2007	97,660	61,524	296,000	94%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square	(10)	Baltimore, MD	2007	18,097		186,000	100%			Lowe’s Home Center
White Marsh Other	(10)	Baltimore, MD	2007	52,141	1,170	52,000	100%
White Marsh Plaza	(10)	Baltimore, MD	2007	22,564	10,470	80,000	98%	54,000	Giant Food

		Total Baltimore		238,445		1,285,000	96%
Chicago
Crossroads		Chicago, IL	1993	22,767		173,000	73%			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	29,192		315,000	98%			Bed, Bath & Beyond / Sports Authority
Garden Market		Chicago, IL	1994	11,279		140,000	96%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,231		129,000	93%	77,000	Dominick’s

		Total Chicago		76,469		757,000	91%
East Region - Other
Barracks Road		Charlottesville, VA	1985	42,687	42,307	488,000	100%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	24,444		273,000	98%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	18,062		159,000	85%			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,061		217,000	100%	69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	15,998		42,000	100%			Saks Fifth Avenue
Lancaster	(7)	Lancaster, PA	1980	10,800	4,908	107,000	99%	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	27,626	6,049	169,000	96%	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	74,828		477,000	91%	60,000	Kroger	Old Navy / Staples

		Total East Region - Other		232,506		1,932,000	96%

		Total East Region		2,479,286		16,842,000	96%
West Region
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,687		69,000	99%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	63,718	21,767	242,000	96%	58,000	Albertson’s	Loehmann’s / Rite Aid
Escondido	(11)	San Diego, CA	1996	28,435		222,000	98%			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	(12)	San Diego, CA	1996-1997	12,710		51,000	84%			Urban Outfitters
Hermosa Ave	(13)	Los Angeles-Long Beach, CA	1997	4,721		22,000	100%
Hollywood Blvd	(13)	Los Angeles-Long Beach, CA	1999	36,153		150,000	85%			DSW / L.A. Fitness
Kings Court	(6)	San Jose, CA	1998	11,517		79,000	100%	25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	33,515		95,000	99%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	466,409		562,000	99%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade	(14)	Los Angeles-Long Beach, CA	1996-2000	74,243		211,000	96%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	115,690		645,000	99%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	36,565		102,000	96%			Brooks Brothers / H & M

		Total California		900,363		2,450,000	97%
West Region - Other
Houston St		San Antonio, TX	1998	62,066	72	176,000	73%			Hotel Valencia

		Total West Region		962,429		2,626,000	95%

Grand Total				$3,441,715	$528,642	19,468,000	96%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.

(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

(4)	Portion of property subject to capital lease obligation.

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2007

(5)	Total investment includes dollars associated with the 146 units of The Crest at Congressional. The Trust has a 64.1% ownership interest in the property.

(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(7)	Property subject to capital lease obligation.

(8)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

(9)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(10)	A preliminary allocation of the purchase price has been made and will be finalized after various valuation studies are complete.

(11)	The Trust has a 70% ownership interest in the property.

(12)	Consists of four properties, three owned 100% by the Trust and one in which the Trust has a 90% ownership interest.

(13)	The Trust has a 90% ownership interest in the property.

(14)	Consists of nine properties, eight owned 100% by the Trust and one in which the Trust has a 90% ownership interest.

Federal Realty Investment Trust

Retail Leasing Summary (1)

June 30, 2007

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2007	73	100%	340,579	$26.70	$22.52	$1,423,650	19%	29%	7.0	$4,799,408	$14.09
1st Quarter 2007	81	100%	333,563	$29.18	$24.59	$1,532,269	19%	30%	6.3	$2,988,801	$8.96
4th Quarter 2006	75	100%	304,036	$26.72	$22.80	$1,192,428	17%	30%	6.0	$985,306	$3.24
3rd Quarter 2006	58	100%	332,200	$20.02	$16.25	$1,251,137	23%	36%	9.7	$4,182,700	$12.59

Total - 12 months	287	100%	1,310,378	$25.64	$21.52	$5,399,484	19%	31%	7.1	$12,956,215	$9.89

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2007	26	36%	194,278	$24.01	$19.81	$815,119	21%	32%	9.0	$4,774,408	$24.58
1st Quarter 2007	35	43%	160,286	$32.46	$26.23	$997,918	24%	33%	8.2	$2,937,651	$18.33
4th Quarter 2006	23	31%	99,787	$25.58	$21.73	$383,822	18%	32%	8.5	$973,406	$9.75
3rd Quarter 2006	30	52%	232,845	$19.21	$14.84	$1,016,796	29%	41%	11.9	$4,182,700	$17.96

Total - 12 months	114	40%	687,196	$24.58	$19.90	$3,213,655	23%	35%	9.4	$12,868,165	$18.73

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2007	47	64%	146,301	$30.27	$26.11	$608,531	16%	27%	4.9	$25,000	$0.17
1st Quarter 2007	46	57%	173,277	$26.15	$23.06	$534,351	13%	27%	4.2	$51,150	$0.30
4th Quarter 2006	52	69%	204,249	$27.28	$23.33	$808,606	17%	29%	4.9	$11,900	$0.06
3rd Quarter 2006	28	48%	99,355	$21.92	$19.56	$234,341	12%	27%	5.2	$—	$—

Total - 12 months	173	60%	623,182	$26.81	$23.31	$2,185,829	15%	27%	4.7	$88,050	$0.14

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2007	90	378,337	$28.39	7.3	$6,752,914	$17.85
1st Quarter 2007	90	394,695	$29.04	7.1	$4,358,045	$11.04
4th Quarter 2006	84	320,655	$27.36	6.3	$2,198,145	$6.86
3rd Quarter 2006	75	394,331	$22.98	9.8	$8,992,951	$22.81

Total - 12 months	339	1,488,018	$26.91	7.6	$22,302,055	$14.99

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.

(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.

(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.

(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.

(5)	Weighted average is determined on the basis of square footage.

(6)	See Glossary of Terms.

(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

June 30, 2007

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2007	180,000	2%	$9.09	433,000	6%	$22.41	613,000	3%	$18.50
2008	754,000	7%	$8.92	958,000	12%	$22.66	1,712,000	9%	$16.61
2009	1,181,000	11%	$11.63	1,071,000	14%	$25.61	2,252,000	12%	$18.28
2010	644,000	6%	$12.28	965,000	13%	$26.30	1,609,000	9%	$20.69
2011	663,000	6%	$16.41	1,173,000	15%	$28.82	1,836,000	10%	$24.34
2012	1,170,000	11%	$11.08	902,000	12%	$29.08	2,073,000	11%	$18.91
2013	937,000	9%	$13.98	396,000	5%	$32.72	1,334,000	7%	$19.54
2014	832,000	8%	$18.13	340,000	4%	$35.44	1,172,000	6%	$23.15
2015	509,000	5%	$14.11	359,000	5%	$28.23	868,000	5%	$19.95
2016	388,000	4%	$18.68	484,000	6%	$28.16	872,000	5%	$23.94
Thereafter	3,470,000	31%	$14.67	602,000	8%	$31.16	4,071,000	23%	$17.11

Total (3)	10,728,000	100%	$13.74	7,683,000	100%	$27.57	18,412,000	100%	$19.51

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2007	53,000	0%	$4.68	313,000	4%	$22.52	366,000	2%	$19.94
2008	386,000	4%	$7.58	622,000	8%	$22.93	1,009,000	5%	$17.04
2009	258,000	2%	$11.26	565,000	7%	$27.39	823,000	4%	$22.33
2010	119,000	1%	$8.68	516,000	7%	$28.01	636,000	3%	$24.35
2011	—	0%	$—	655,000	9%	$27.72	656,000	4%	$27.67
2012	286,000	3%	$13.99	574,000	7%	$29.30	860,000	5%	$24.20
2013	155,000	1%	$12.30	356,000	5%	$28.49	510,000	3%	$23.62
2014	304,000	3%	$14.74	475,000	6%	$29.12	779,000	4%	$23.51
2015	189,000	2%	$16.78	455,000	6%	$23.96	644,000	3%	$21.85
2016	146,000	1%	$19.87	440,000	6%	$29.63	585,000	3%	$27.24
Thereafter	8,832,000	83%	$14.02	2,712,000	35%	$28.64	11,544,000	64%	$17.45

Total (3)	10,728,000	100%	$13.74	7,683,000	100%	$27.57	18,412,000	100%	$19.51

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.

(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of June 30, 2007.

(3)	Represents occupied square footage as of June 30, 2007.

Federal Realty Investment Trust

Portfolio Leased Statistics

June 30, 2007

Overall Portfolio Statistics (1)	At June 30, 2007			At June 30, 2006
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	19,468,000	18,702,000	96.1%	17,681,000	17,095,000	96.7%
Residential Properties (3) (units)	723	706	97.6%	723	666	92.1%

Same Center Statistics (1)	At June 30, 2007			At June 30, 2006
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	15,896,000	15,324,000	96.4%	15,866,000	15,506,000	97.7%
Residential Properties (3) (units)	428	412	96.3%	428	388	90.7%

Notes:

(1)	See Glossary of Terms.

(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.

(3)	Overall portfolio statistics at June 30, 2007 and 2006 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. Same center statistics at June 30, 2007 and 2006 include Rollingwood and The Crest at Congressional.

(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

June 30, 2007

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Ahold USA, Inc.	$10,361,000		2.88%	752,000		3.86%	14
2	Bed, Bath & Beyond, Inc.	$8,655,000		2.41%	581,000		2.98%	13
3	Gap, Inc.	$7,170,000		2.00%	241,000		1.24%	12
4	TJX Companies	$6,820,000		1.90%	589,000		3.03%	17
5	Safeway, Inc.	$6,684,000		1.86%	481,000		2.47%	9
6	Barnes & Noble, Inc.	$4,671,000		1.30%	201,000		1.03%	8
7	CVS Corporation	$4,093,000		1.14%	147,000		0.76%	14
8	OPNET Technologies, Inc.	$3,539,000		0.99%	83,000		0.43%	2
9	Best Buy Stores, L.P.	$3,394,000		0.94%	97,000		0.50%	2
10	Staples, Inc.	$3,360,000		0.94%	190,000		0.98%	10
11	Kohl’s Corporation	$3,297,000		0.92%	448,000		2.30%	4
12	L.A. Fitness International LLC	$3,212,000		0.89%	191,000		0.98%	4
13	Supervalu (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,204,000		0.89%	338,000		1.74%	7
14	Wakefern Food Corporation	$3,077,000		0.86%	232,000		1.19%	4
15	Great Atlantic & Pacific Tea Co.	$3,022,000		0.84%	277,000		1.42%	5
16	Dollar Tree Stores, Inc.	$2,876,000		0.80%	210,000		1.08%	18
17	Michaels Stores, Inc.	$2,861,000		0.80%	189,000		0.97%	9
18	Home Depot, Inc.	$2,832,000		0.79%	335,000		1.72%	4
19	DSW	$2,775,000		0.77%	109,000		0.56%	4
20	Borders Group, Inc.	$2,759,000		0.77%	129,000		0.66%	5
21	A.C. Moore, Inc.	$2,481,000		0.69%	139,000		0.71%	6
22	Ross Stores, Inc.	$2,432,000		0.68%	149,000		0.77%	5
23	Office Depot, Inc.	$2,421,000		0.67%	163,000		0.84%	7
24	Container Store, Inc.	$2,354,000		0.66%	52,000		0.27%	2
25	AMC Entertainment, Inc.	$2,250,000		0.63%	166,000		0.85%	4

	Totals - Top 25 Tenants	$100,600,000		28.02%	6,489,000		33.34%	189

	Total: (1)	$359,160,000	(2)		19,468,000	(3)		2,478

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with Clarion Lion Properties Fund.

(2)	Reflects annual in-place contractual (cash-basis) rent as of June 30, 2007.

(3)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

June 30, 2007

	2007 Guidance
	(in millions except per share amounts) (1)
Net income	$120	to	$122
Gain on sale of real estate	(21)		(21)
Depreciation and amortization of real estate & real estate partnership assets	98		98
Amortization of initial direct costs of leases	8		8

Funds from operations	205		207
Income attributable to operating partnership units	1		1
Dividends on preferred stock	0		0

Funds from operations available for common shareholders	206	to	208

Weighted Average Shares (diluted)	57.0

Funds from operations available for common shareholders per diluted share	$3.62		$3.65

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

June 30, 2007

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - Joint Venture

June 30, 2007

CONSOLIDATED INCOME STATEMENTS

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
	(unaudited)		(unaudited)
Revenues
Rental income	$4,332	$2,288	$7,818	$4,274
Other property income	104	54	150	76

	4,436	2,342	7,968	4,350
Expenses
Rental	638	359	1,202	754
Real estate taxes	401	209	744	395
Depreciation and amortization	1,162	557	2,137	1,105

	2,201	1,125	4,083	2,254

Operating income	2,235	1,217	3,885	2,096
Interest expense	(1,133)	(742)	(2,206)	(1,357)

Net income	$1,102	$475	$1,679	$739

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost	$201,403	$128,946
Less accumulated depreciation and amortization	(7,586)	(5,468)

Net real estate investments	193,817	123,478
Cash and cash equivalents	3,244	2,116
Accounts receivable and other assets	6,055	4,064

TOTAL ASSETS	$203,116	$129,658

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages	$81,610	$77,425
Other liabilities	9,378	6,716

Total liabilities	90,988	84,141
Partners’ capital	112,128	45,517

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$203,116	$129,658

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

June 30, 2007

OUTSTANDING DEBT

Mortgage Loans

	Maturity	Stated Interest Rate as of June 30, 2007		Balance
				(in thousands)
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	13,325
Atlantic Plaza	12/01/14	5.120	%(a)	10,500
Barcroft Plaza	07/01/16	5.990	%(a)(c)	20,785
Greenlawn Plaza	07/01/16	5.900	%(a)	13,600

Total Fixed Rate Debt				$81,610

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2007	$70	$—	$70	0.1%	0.1%
2008	175	—	175	0.2%	0.3%
2009	185	23,400	23,585	28.9%	29.2%
2010	196	—	196	0.2%	29.4%
2011	208	—	208	0.3%	29.7%
2012	220	—	220	0.3%	30.0%
2013	233	—	233	0.3%	30.3%
2014	142	22,396	22,538	27.6%	57.9%
2015	—	—	—	0.0%	57.9%
2016	—	34,385	34,385	42.1%	100.0%

Total	$1,429	$80,181	$81,610	100.0%

Notes:

(a)	Interest only until maturity.

(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Current Year Acquisitions and Dispositions - Joint Venture

Through June 30, 2007

Joint Venture Acquisitions - Unconsolidated (30% owned)

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
February 15, 2007	Freestate Shopping Center	Bowie, MD	278,000	$64.1	Super Giant, Ross, AMF Bowling, TJ Maxx, Office Depot
February 20, 2007	Lake Barcroft Shopping Center (1)	Falls Church, VA	9,000	6.0	Bank of America

	Total		287,000	$70.1

(1)	Lake Barcroft Shopping Center is adjacent to and operated as part of Barcroft Plaza.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

June 30, 2007

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006- 2007	$33,900	$20,785	100,000	100%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,805		279,000	100%	73,000	Giant Food
Plaza del Mercado	Washington, DC-MD-VA	2004	20,728	13,325	96,000	99%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		120,433		475,000	99%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,850	13,600	106,000	100%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		19,850		106,000	100%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,332	10,500	123,000	100%	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,101	11,000	116,000	100%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,687	12,400	130,000	93%	38,000	Foodmaster	Marshalls

	Total New England		61,120		369,000	98%

	Total East Region		201,403		950,000	99%

Grand Totals			$201,403	$81,610	950,000	99%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the three and six months ended June 30, 2007 and 2006 is as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Net income	$26,718	$38,256	$49,854	$69,287
Depreciation and amortization	26,902	24,302	53,386	48,339
Interest expense	29,736	24,754	59,219	49,034
Other interest income	(332)	(345)	(689)	(621)

EBITDA	83,024	86,967	161,770	166,039
(Gain) on sale of real estate	(1,849)	(15,034)	(1,849)	(23,771)

Adjusted EBITDA	$81,175	$71,933	$159,921	$142,268

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.